EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 28, 2001, which appears on the Annual Report on Form 10-KSB of NetCurrents Information Services, Inc. (formerly IAT Resources Corporation) and subsidiaries for the year ended December 31, 2000.



/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
August 29, 2001